Exhibit 99.1

Maravai LifeSciences Announces Appointment of New Director to the Board

SAN DIEGO – July 20, 2023 - Maravai LifeSciences Holdings, Inc. (“Maravai” or the “Company”) (NASDAQ: MRVI), a global provider of life science reagents and services to researchers and biotech innovators, announced that Robert (“Chip”) Hance has stepped down from the Company’s Board of Directors (the “Board”) effective July 19, 2023, and that Dr. John DeFord has been appointed to the Board effective July 20, 2023.
Mr. Hance, a 25-year veteran in the medical device industry, is set to become the Chairman of the Board of the Medical Device Innovation Consortium (MDIC) and stepped down from the Board in anticipation of the increased time commitment associated with that role. Dr. DeFord, a medical technology expert, was appointed to fill the vacancy.
Dr. DeFord is the Chairman, Chief Executive Officer and President of privately-held, South Carolina-based Samothrace Medical Innovations, Inc., which he co-founded in March 2022. Until his retirement in May 2021, Dr. DeFord was the Executive Vice President and Chief Technology Officer of Becton, Dickinson and Company, a global medical technology company, which he joined in December 2017 in connection with its acquisition of C.R. Bard, Inc. (Bard), where he served as Senior Vice President, science, technology and clinical affairs since June 2007. Dr. DeFord joined Bard in 2004 and served in science and technology roles of increasing responsibility during that time. Prior to joining Bard, Dr. DeFord was Managing Director of Early Stage Partners, a venture capital fund. Before Early Stage Partners, Dr. DeFord was President and Chief Executive Officer of Cook Group, Inc., a privately held medical device manufacturer. He also serves on the Board of Directors of two public corporations, Nordson Corporation, NuVasive, Inc., and also serves on the Board of Directors of privately held Enable Injections, Inc., Blue Spark Technologies, Inc. and GeniPhys, Inc. DeFord graduated from Purdue University with a Bachelor’s degree and Master’s degree in electrical engineering and a Ph.D. in electrical and biomedical engineering.
"On behalf of the entire Board, I thank Chip for his valuable perspective and incredible commitment to Maravai over the past six years,” said Carl Hull, Interim Chief Executive Officer and Chairman of the Board. “His numerous contributions and thoughtful insights have been invaluable, and we are grateful for everything he has done for Maravai."
Hull continued, “We also want to welcome John as a new Board member. John is an exceptional leader, and we believe his depth of experience in the global medical technology space will enhance our Board and help guide Maravai through its next growth phase. We look forward to leveraging his three decades of executive experience guiding organizations to achieve significant scale.”
Dr. Jessica Hopfield, Chair of the Nominating, Governance and Risk Committee of Maravai’s Board, said, “Director succession planning is an important part of Maravai’s corporate governance, and John’s appointment is the result of a robust process led by our Nominating, Governance and Risk Committee in which we considered an impressive slate of candidates, and determined that John best fit our priorities for the skills and experience needed on the Board. As Maravai continues to evolve, we are committed to regularly evaluating our Board's composition to ensure we have the right mix of skills and experience to advance our goals."

About Maravai
Maravai is a leading life sciences company providing critical products to enable the development of drug therapies, diagnostics, and novel vaccines and to support research on human diseases. Maravai’s companies are leaders in providing products and services in the fields of nucleic acid synthesis and biologics safety testing to many of the world's leading biopharmaceutical, vaccine, diagnostics and cell and gene therapies companies.
Forward-looking Statements
This press release may contain "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this press release which are not strictly historical statements constitute forward-looking statements, including, without limitation, statements related to the expectation that Dr. DeFord will help guide Maravai’s growth strategy, constitute forward-looking statements identified by words like “plan,” “will,” “expect,” “may,” “anticipate,” or “could” and similar expressions. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated, including, without limitation, continued demand for our COVID-19 related products and services, which currently comprise a significant portion of our revenue, and the other risks and uncertainties described in greater detail in the “Risk Factors” section of our most recent Annual Report on Form 10-K and other filings with the U.S. Securities and Exchange Commission. Actual results may differ materially from those contemplated by these forward-looking statements, and therefore you should not rely upon them. These forward-looking statements reflect our current views and we do not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date hereof except as required by law.
Contact Information:
Investor Contact: Deb Hart
Maravai LifeSciences
+ 1 858-988-5917

Media Contact: Sara Michelmore
MacDougall Advisors
+1 781-235-3060
maravai@macdougall.bio